                                                                 Exhibit 99.1

For Information
Brent A. Collins
303-861-8140

FOR IMMEDIATE RELEASE

SM ENERGY TO PARTICIPATE IN UPCOMING INVESTOR CONFERENCE

DENVER, September 30, 2010 – SM Energy Company (NYSE: SM) today announces that Jay Ottoson, Executive Vice President and COO, will be presenting at the Johnson Rice Energy Conference on October 6, 2010 at 1:30 pm Central time.  A webcast of the presentation will be available on the Company’s website at sm-energy.com.  Additionally, the presentation slides will be available on the Company’s website prior to the presentation.

ABOUT THE COMPANY

SM Energy Company, formerly named St. Mary Land & Exploration Company, is an independent energy company engaged in the exploration, exploitation, development, acquisition, and production of natural gas and crude oil. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at sm-energy.com.